UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2019

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2019, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Placement Agent”) pursuant to which the Placement Agent is serving as the placement agent for the Company, on a reasonable “best efforts,” any and all basis, in connection with the public offering (the “Offering”) of up to 30,000,000 of our common shares (the “Shares”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds of the Offering and a non-accountable expense reimbursement equal to 1% of such gross proceeds. The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the reimbursement of up to $200,000 in expenses incurred by the Placement Agent in connection with the Offering.

On June 17, 2019, we entered into a securities purchase agreement with certain investors (the “Securities Purchase Agreement”) for the sale of the 25,320,000 of the Shares at a price per share of $0.40 for aggregate gross proceeds of $10.1 million. The Securities Purchase Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification and other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the remainder of the 4,680,000 Shares expected to be sold in the Offering will be purchased by additional investors on the same terms. The Offering is expected to close on or about June 19, 2019, subject to the satisfaction of customary closing conditions.

We expect to receive approximately $10.8 million in net proceeds, after the Placement Agent’s fees, reimbursements and other expenses. We expect to use the net proceeds of the Offering for working capital, including the conduct of a clinical trial and other general corporate purposes. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-217094), which was filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2017 and declared effective by the Commission on April 20, 2017.

Each of the Placement Agency Agreement and the form of the Securities Purchase Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the Placement Agency Agreement and the Securities Purchase Agreement were made only for purposes of such respective agreements and as of specific date, were solely for the benefit of the parties to such respective agreements and may be subject to limitations agreed upon by the contracting parties.

On June 16, 2019, our directors and executive officers entered into lock up agreements with the Placement Agent restricting the ability of such directors and executive officers to sell or otherwise transfer their equity securities in our company.

The foregoing description of the Placement Agency Agreement, the Securities Purchase Agreement and the lock up agreements does not purport to be complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement and form of Securities Purchase Agreement and the form of the lock up agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

On June 17, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1, and is incorporated by reference herein.

The information in this current report on Form 8-K and the exhibits hereto are incorporated by reference into our registration statement on Form S-3 (File No. 333-217094) originally filed on March 31, 2017 and declared effective on April 20, 2017, and the prospectus supplement thereto filed on June 17, 2019.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Placement Agency Agreement, dated June 17, 2019, by and among Ampio Pharmaceuticals, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.
10.2	Form of Securities Purchase Agreement
10.3	Form of Lock-Up Agreement
99.1	Ampio Pharmaceuticals, Inc., press release, dated June 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

Dated: June 17, 2019